Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	donnaegan@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS SECOND QUARTER 2014 RESULTS

PHOENIX, Ariz. – (Globe Newswire) – Aug. 7, 2014 – Sprouts Farmers Market, Inc. (the “Company”) (Nasdaq:SFM) today reported results for its 13-week second quarter ended June 29, 2014.

Second Quarter Highlights:

•	Net sales of $743.8 million; a 20% increase from the same period in 2013

•	Comparable store sales growth of 9.5% and two-year combined pro forma comparable store sales growth of 20.3%

•	Net income increased to $30.2 million with diluted earnings per share of $0.20

•	Adjusted net income increased 68% to $30.2 million; compared to $18.0 million from the same period in 2013

•	Adjusted diluted earnings per share increased 43% to $0.20; compared to $0.14 from the same period in 2013

•	Adjusted EBITDA of $69.1 million; a 31% increase from adjusted EBITDA from the same period in 2013

•	Increased the Company’s guidance for 2014

“We are very proud of our continuing strong sales growth during the quarter and ability to leverage those sales into outstanding earnings improvement,” said Doug Sanders, president and chief executive officer of Sprouts Farmers Market. “These results give us confidence to increase our financial outlook for the year. During the quarter, we opened our first store in the Southeast with tremendous response from customers. The early positive reception reinforces the broad appeal of our healthy, value-focused model and demonstrates our ability to deliver on our growth strategy.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on an adjusted basis.

Second Quarter 2014 Financial Results

Net sales in the second quarter of 2014 were $743.8 million, or a 20% increase compared to the same period in 2013. Net sales growth was driven by strong performance in new stores opened, including the Company’s first new store in the Atlanta market, and a 9.5% increase in comparable store sales growth.

Gross profit for the quarter increased 20% to $224.0 million resulting in a gross profit margin of 30.1% of sales, consistent with the same period in 2013. Leverage in occupancy, utilities and buying costs were offset by lower merchandise margins from increased promotional activities and higher inflation in certain categories.

Direct store expenses as a percentage of sales for the quarter decreased 60 basis points to 19.2% compared to the same period in 2013. This was primarily due to leverage in labor and depreciation, and also a decrease in insurance expense.

Selling, general and administrative expenses as a percentage of sales for the quarter decreased 20 basis points to 3.1% compared to the same period in 2013. This was primarily due to leverage in advertising.

Net income for the quarter was $30.2 million, or diluted earnings per share of $0.20, up $17.7 million from the same period in 2013. Net income for the second quarter of 2013 included a pre-tax loss on extinguishment of debt of $8.2 million. Excluding adjustments for the quarter, adjusted net income increased 68% to $30.2 million, compared to $18.0 million in the same period in 2013, and adjusted EBITDA totaled $69.1 million, up $16.4 million, or 31%, from the same period in 2013. These increases were driven by higher sales and operating leverage. In addition, net income benefited from lower interest expense due to a lower principal balance on our term loan and a decrease of interest expense from our April 2013 refinancing. Adjusted diluted earnings per share was $0.20, a 43% increase from adjusted diluted earnings per share of $0.14 from the same period in 2013.

Fiscal Year-to-Date Financial Results

For the 26-week period ended June 29, 2014, net sales were $1.5 billion, or a 23% increase compared to the same period in 2013. Growth was driven by an 11.1% increase in comparable store sales growth and strong performance in new stores opened. Net income was $63.9 million, up $33.3 million from the same period in 2013. Net income year-to-date included $1.4 million pre-tax secondary offering expenses; $0.3 million pre-tax store closure and exit costs; and $1.0 million pre-tax loss on disposal of assets. Net income for 2013 included $1.7 million pre-tax store closure and exit costs, and a pre-tax loss on extinguishment of debt of $8.2 million. Excluding these items, adjusted net income increased 79% to $65.6 million compared to $36.5 million in the same period in 2013. Adjusted EBITDA totaled $146.6 million, up $41.8 million or 40% from the same period in 2013. Adjusted diluted earnings per share was $0.43, a 54% increase from adjusted diluted earnings per share of $0.28 from the same period in 2013.

Growth and Development

During the second quarter of 2014, the Company opened six new stores – two in Nevada, and one each in Arizona, California, Colorado and Georgia. Five additional stores, including the Company’s second store in Atlanta, have been opened in the third quarter to date, bringing 2014 new store openings to 15 for a total of 182 stores in ten states as of August 7, 2014. The Company expects to open a total of 24 stores during 2014.

Leverage and Liquidity

The Company generated cash from operations of $137.9 million year-to-date through June 29, 2014 and invested $57.8 million in capital expenditures, primarily for new stores. The Company ended the quarter with a principal balance on its term loan of $314.8 million, $184.3 million in cash and cash equivalents and $52.6 million available under its revolving credit facility.

2014 Outlook

The following provides updated information on the Company’s guidance for 2014:

Q3 2014 Guidance
Comparable store sales growth	8.5% to 9.5%
Two-year combined pro forma comparable store sales growth	18.5% to 19.5%

	Full-year 2014 Current Guidance	Full-year 2014 Prior Guidance
Net sales growth	19% to 20%	18% to 20%
Unit growth	24 new stores	23 to 24 new sores
Comparable store sales growth	8.5% to 9.5%	8.5% to 9.5%
Adjusted EBITDA growth	25% to 27%	23% to 25%
Adjusted net income growth	45% plus	40% plus
Adjusted diluted earnings per share (1)	$0.65 to $0.67	$0.63 to $0.65
Adjusted diluted earnings per share growth (1)	35% to 40%	31% to 35%
Capital expenditures	$110M to $120M	$110M to $120M
(net of landlord reimbursements)

The Company’s adjusted diluted earnings per share, adjusted net income and adjusted EBITDA guidance for the year do not include charges and costs which are expected to be similar to those charges and costs excluded from adjusted diluted earnings per share, adjusted net income and adjusted EBITDA in prior periods. Please see the explanation and reconciliation of these non-GAAP measures to the comparable GAAP measures for the thirteen weeks ended June 29, 2014 and June 30, 2013 in the tables included below.

(1)	Based on a weighted average share count of approximately 154 million shares for 2014.

Second Quarter 2014 Conference Call

The Company will hold a conference call at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) on Thursday, August 7, 2014, during which Sprouts’ executives will further discuss the Company’s second quarter 2014 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at http://investors.sprouts.com. For those participating via teleconference, the phone number for the call is 1-877-398-9481 (U.S.) or 1-408-337-0130 (international), and the passcode is 70930427. Participants are encouraged to dial in 10 minutes early. A replay of the event will remain available for two weeks and can be accessed by dialing 1-855-859-2056 (toll-free) or 1-404-537-3406 (international) and entering the confirmation code: 70930427. An archive of the webcast will be available for one year at http://investors.sprouts.com, under “Events and Presentations.”

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management “anticipates,” “plans,” “estimates,” “expects,” or “believes,” or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements to the effect that the Company believes that the early positive reception to its expansion reinforces the broad appeal of the Company’s healthy, value-focused model and demonstrates its ability to deliver on its growth strategy, the Company’s expected new store openings and the Company’s guidance and outlook for 2014. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the Company’s ability to successfully compete in its intensely competitive industry; the Company’s ability to successfully open new stores; the Company’s ability to manage its rapid growth; the Company’s ability to maintain or improve its operating margins; the Company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the Company’s Securities and Exchange Commission filings. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. is a healthy grocery store offering fresh, natural and organic foods at great prices. We offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Recently named one of the top five supermarket chains by Consumer Reports and headquartered in Phoenix, Arizona, Sprouts employs more than 17,000 team members and operates more than 180 stores in ten states. For more information, visit www.sprouts.com or @sproutsfm on Twitter.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net sales	$743,810	$622,367	$1,466,416	$1,196,061
Cost of sales, buying and occupancy	519,762	435,340	1,018,509	835,114

Gross profit	224,048	187,027	447,907	360,947
Direct store expenses	143,155	122,985	281,386	237,646
Selling, general and administrative expenses	23,100	20,728	45,579	37,452
Store pre-opening costs	2,420	2,303	3,367	4,017
Store closure and exit costs	(200)	933	333	1,708

Income from operations	55,573	40,078	117,242	80,124
Interest expense	(6,520)	(11,391)	(12,987)	(21,556)
Other income	100	111	196	244
Loss on extinguishment of debt	—	(8,175)	—	(8,175)

Income before income taxes	49,153	20,623	104,451	50,637
Income tax provision	(19,002)	(8,155)	(40,567)	(20,052)

Net income	$30,151	$12,468	$63,884	$30,585

Net income per share:
Basic	$0.20	$0.10	$0.43	$0.24
Diluted	$0.20	$0.10	$0.42	$0.24
Weighted average shares outstanding:
Basic	149,681	125,958	148,720	125,963
Diluted	154,039	129,716	153,670	129,438

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	June 29, 2014	December 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$184,273	$77,652
Accounts receivable, net	11,283	9,524
Inventories	134,655	118,256
Prepaid expenses and other current assets	2,523	8,049
Deferred income tax asset	8,038	18,146

Total current assets	340,772	231,627
Property and equipment, net of accumulated depreciation	399,328	348,830
Intangible assets, net of accumulated amortization	194,821	195,467
Goodwill	368,078	368,078
Deferred income tax asset	14,349	15,267
Other assets	13,580	13,135

Total assets	$1,330,928	$1,172,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$159,267	$111,159
Accrued salaries and benefits	23,146	22,287
Other accrued liabilities	33,552	32,958
Current portion of capital and financing lease obligations	5,097	3,395
Current portion of long-term debt	5,837	5,822

Total current liabilities	226,899	175,621
Long-term capital and financing lease obligations	119,130	116,177
Long-term debt	302,495	305,418
Other long-term liabilities	70,754	61,417

Total liabilities	719,278	658,633

Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 149,743,668 and 147,616,560 shares issued and outstanding, June 29, 2014 and December 29, 2013, respectively	149	147
Additional paid-in capital	513,120	479,127
Retained earnings	98,381	34,497

Total stockholders’ equity	611,650	513,771

Total liabilities and stockholders’ equity	$1,330,928	$1,172,404

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Twenty-Six Weeks Ended
	June 29, 2014	June 30, 2013
Cash flows from operating activities
Net income	$63,884	$30,585
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	26,071	22,639
Accretion of asset retirement obligation	83	71
Amortization of financing fees and debt issuance costs	785	1,479
Loss on disposal of property and equipment	994	8
Gain on sale of intangible assets	—	(19)
Equity-based compensation	2,995	2,665
Non-cash loss on extinguishment of debt	—	7,976
Deferred income taxes	11,025	14,070
Changes in operating assets and liabilities:
Accounts receivable	(1,860)	(792)
Inventories	(16,399)	(10,761)
Prepaid expenses and other current assets	5,524	922
Other assets	(636)	163
Accounts payable	34,012	28,383
Accrued salaries and benefits	859	(2,404)
Other accrued liabilities	594	(4,939)
Other long-term liabilities	9,958	6,503

Net cash provided by operating activities	137,889	96,549

Cash flows from investing activities
Purchases of property and equipment	(57,793)	(51,676)
Proceeds from sale of intangible assets	—	172
Proceeds from sale of property and equipment	115	2

Net cash used in investing activities	(57,678)	(51,502)

Cash flows from financing activities
Borrowings on term loan, net of financing costs	—	688,127
Payments on term loan	(3,500)	(405,100)
Payments on senior subordinated notes	—	(35,000)
Payments on capital lease obligations	(244)	(243)
Payments on financing lease obligations	(1,423)	(1,398)
Payments on deferred financing costs	—	(1,370)
Payments on prepaid IPO costs	—	(970)
Cash from landlords related to financing lease obligations	577	881
Payment to stockholders and optionholders	—	(295,921)
Excess tax benefit for exercise of stock options and antidilution payment to optionholders	26,214	4,402
Repurchase of shares	—	(113)
Proceeds from the exercise of stock options	4,786	75

Net cash provided by (used in) financing activities	26,410	(46,630)

Net increase (decrease) in cash and cash equivalents	106,621	(1,583)
Cash and cash equivalents at beginning of the period	77,652	67,211

Cash and cash equivalents at the end of the period	$184,273	$65,628

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has presented adjusted net income, adjusted earnings per share and adjusted EBITDA. These measures are not in accordance with, and are not intended as an alternative to, GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company, and they are a component of incentive compensation. The Company defines adjusted net income as net income excluding store closure and exit costs, one-time costs associated with its combination with Henry’s Holdings, LLC (the “Henry’s Transaction”) and its acquisition of Sunflower Farmers Market, Inc. (the “Sunflower Transaction,” and together with the Henry’s Transaction, the “Transactions”), gain and losses from disposal of assets and the loss of extinguishment of debt. The Company defines adjusted diluted earnings per share as adjusted net income divided by the weighted average diluted shares outstanding. The Company defines EBITDA as net income before interest expense, provision for income tax, and depreciation and amortization, and defines adjusted EBITDA as EBITDA excluding store closure and exit costs, one-time costs associated with the Transactions, gains and losses from disposal of assets and the loss on extinguishment of debt.

These non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, none of these non-GAAP measures should be considered as a measure of discretionary cash available to use to reinvest in growth of the Company’s business, or as a measure of cash that will be available to meet the Company’s obligations. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of adjusted net income and adjusted EBITDA to net income, and adjusted earnings per share to net income per share, for the thirteen and twenty-six weeks ended June 29, 2014 and net income for the thirteen and twenty-six weeks ended June 30, 2013:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net income	$30,151	$12,468	$63,884	$30,585
Income tax provision	19,002	8,155	40,567	20,052

Net income before income taxes	49,153	20,623	104,451	50,637
Store closure and exit costs (a)	(200)	933	333	1,708
Costs associated with acquisitions and integration	—	—	—	(16)
Loss/(gain) on disposal of assets (b)	267	(2)	994	6
Secondary offering expenses including employment taxes on options exercises (c)	42	—	1,446	—
Loss on extinguishment of debt (d)	—	8,175	—	8,175
Adjusted income tax provision (e )	(19,044)	(11,756)	(41,644)	(23,962)

Adjusted net income	30,218	17,973	65,580	36,548
Interest expense, net	6,520	11,390	12,987	21,550
Adjusted income tax provision (e )	19,044	11,756	41,644	23,962

Adjusted earnings before interest and taxes (EBIT)	55,782	41,119	120,211	82,060
Depreciation, amortization and accretion	13,322	11,598	26,357	22,710

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$69,104	$52,717	$146,568	$104,770

Adjusted Net Income Per Share
Net income per share—basic	$0.20	$0.10	$0.43	$0.24
Per share impact of net income adjustments	$—	$0.04	$0.01	$0.05

Adjusted net income per share—basic	$0.20	$0.14	$0.44	$0.29

Net income per share—diluted	$0.20	$0.10	$0.42	$0.24
Per share impact of net income adjustments	$—	$0.04	$0.01	$0.04

Adjusted net income per share—diluted	$0.20	$0.14	$0.43	$0.28

(a)	Store closure and exit costs have been excluded from adjusted EBITDA, and from adjusted net income. For the thirteen weeks ended June 29, 2014 these costs included the benefit of a write-off of a liability related to our former warehouse and ongoing expenses related to prior closures. For the twenty-six weeks ended June 29, 2014, these costs included relocation of one store, the benefit of the write-off of a liability related to our former warehouse and ongoing expenses related to prior closures. For the thirteen and twenty-six weeks ended June 30, 2013 these consist primarily of the costs to close a former Sunflower warehouse following the Sunflower Transaction and adjustments to sublease estimates for stores and facilities already closed.
(b)	Loss/(gain) on disposal of assets represents the gains and losses recorded in connection with the disposal of property and equipment. The Company excludes losses on disposals of assets from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the ongoing performance of its store operations.

(c)	Secondary offering expenses including employment taxes on options exercises represents expenses the Company incurred in its secondary public offerings and employment taxes paid by the Company in connection with options exercised in those offerings. The Company has excluded these items from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the performance of its store operations.
(d)	Loss on extinguishment of debt represents expenses the Company recorded in connection with its April 2013 refinancing including write-off of deferred financing costs and original issue discounts associated with former credit agreement. The Company has excluded this item from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the performance of its store operations.
(e)	Adjusted income tax provision for all periods presented represents the income tax provision plus the tax effect of the adjustments described in notes (a) through (d) above based on statutory tax rates for the period. The Company has excluded these items from its adjusted income tax provision because management believes they do not directly reflect the ongoing performance of its store operations and are not reflective of its ongoing income tax provision.

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Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

08/7/14